CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 30, 2016 relating to the financial statements and financial statement schedule, which appears in Manitowoc Foodservice Inc.'s Annual Report on Form 10‑K for the year ended December 31, 2015. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Milwaukee, Wisconsin
June 2, 2016